SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported August 1, 2006

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA
(Address of principal executive offices)

01801
(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement.

On August 1, 2006, ArQule, Inc. (the “Registrant”) entered into an employment agreement with Nigel John Rulewski, M.B., B.S., D.R.C.O.G., D.C.H.   The agreement provides that the Registrant will employ Dr. Rulewski as its Chief Medical Officer at an initial annual base salary of $325,000. The base salary is subject to annual review and upward adjustment by the Registrant.  Dr. Rulewski is also eligible to receive a discretionary annual cash bonus with a target amount of 35% of base salary in accordance with the Registrant’s policies.  His actual bonus will be based on company and individual performance.

In addition, the Registrant granted Dr. Rulewski stock options entitling him to purchase 200,000 shares of the Registrant’s common stock pursuant to the Registrant’s Amended and Restated 1994 Equity Incentive Plan.  The options become exercisable at the rate of 25% annually commencing on August 1, 2007. The exercise price of the options is $5.16 per share, the closing price of a share of the Registrant’s common stock on July 31, 2006.

The agreement provides for continued employment until terminated by either party.  If Dr. Rulewski is terminated without cause (as defined in the agreement) the Registrant will be required to make a lump sum payment to him equal to twelve months of his base salary in effect at the time of termination, plus the average of his annual bonus for the preceding two years.  In addition, the Registrant will, at its expense, continue to provide Dr. Rulewski with all employee benefits in effect for a period of twelve months from the date of termination or pay the costs of continuation.  In the event the Registrant terminates or is deemed to terminate the agreement without cause, 50% of Dr. Rulewski’s unvested stock options will immediately become exercisable without regard to the original vesting schedule.

In the event of a “change in control” of the Registrant (as defined in the agreement) 100% of Dr. Rulewski’s unvested stock options shall become immediately exercisable without regard to the original vesting schedule.

The foregoing summary of the material terms of Dr. Rulewski’s employment agreement is qualified by reference to the full text of the agreement which is included as Exhibit 10.1 hereto and incorporated herein by reference.

On August 1, 2006, the Registrant issued a press release announcing Dr. Rulewski’s employment, a copy of which is included as an exhibit to this report and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1                     Employment Agreement between ArQule, Inc. and Dr. Rulewski dated as of August 1, 2006.

99.1         Text of Press Release announcing the hiring of Dr. Rulewski dated August 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business Officer, General Counsel and Secretary

Date:  August 1, 2006